UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

CBL & Associates Properties, Inc. (the "Company") previously filed on July 30, 2025 a Current Report on Form 8-K disclosing the acquisition of four enclosed regional malls (the "Acquired Malls") from Washington Prime Group on July 29, 2025.

This amendment to the Current Report on Form 8-K, filed on July 30, 2025, is being filed by the Company solely to provide the required audited and unaudited statements of revenues and certain expenses under Rule 3-14 of Regulation S-X with respect to the Acquired Malls. Additionally, this report presents the required pro forma financial information reflecting the impact of the Acquired Malls on the Company.

The Company's results with respect to this acquisition may be materially different from those expressed in this report due to various factors, including those discussed in the Company's annual report on Form 10-K for the year ended December 31, 2024.

Item 9.01 Financial Statements and Exhibits.

a)
Financial statements of businesses acquired.
•
Independent Auditor's Report;
•
Unaudited statement of revenues and certain expenses from real estate operations for the six months ended June 30, 2025; and
•
Audited statement of revenues and certain expenses from real estate operations for the year ended December 31, 2024.
b)
Pro forma financial information.
•
Unaudited pro forma consolidated balance sheet as of June 30, 2025;
•
Unaudited pro forma consolidated statement of operations for the six months ended June 30, 2025; and
•
Unaudited pro forma consolidated statement of operations for the year ended December 31, 2024.

Item 9.01 (a)

Acquired Malls

Statements of Revenues and Certain Expenses from Real Estate Operations

For the Six Months Ended June 30, 2025 (Unaudited)

and

The Year Ended December 31, 2024

Independent Auditor's Report

To CBL & Associates Properties, Inc.:

Opinion

We have audited the Statement of Revenues and Certain Expenses from the Real Estate Operations of the four acquired enclosed regional malls (the "Acquired Malls") for the year ended December 31, 2024, and the related notes (the “financial statement”).

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the financial statement for the year ended December 31, 2024, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Acquired Malls and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis of Accounting

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations under Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended (for inclusion in the Current Report on Form 8-K filed by CBL & Associates Properties, Inc.) and is not intended to be a complete presentation of the Acquired Malls’ revenues and expenses. As a result, the financial statement may not be suitable for another purpose. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Malls’ internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Acquired Malls’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

October 6, 2025

Acquired Malls

Statements of Revenues and Certain Expenses from Real Estate Operations

(in thousands)

	Six Months Ended June 30, 2025 (Unaudited)	Year Ended December 31, 2024
Revenues from real estate operations
Rental revenues	$18,751	$37,775
Other revenues	624	1,219
Total revenues from real estate operations	19,375	38,994
Certain expenses from real estate operations
Property operating	(2,933)	(6,009)
Real estate taxes	(1,174)	(2,197)
Maintenance and repairs	(710)	(1,333)
Total certain expenses from real estate operations	(4,817)	(9,539)
Revenues in excess of certain expenses from real estate operations	$14,558	$29,455

See accompanying notes to the statements of revenues and certain expenses from real estate operations.

Acquired Malls

Notes to the Statements of Revenues and Certain Expenses from Real Estate Operations

Note 1 - Organization and Description of Business

On July 29, 2025, CBL & Associates Properties, Inc. (the "Company") acquired four enclosed regional malls (the "Acquired Malls") for approximately $178.9 million, exclusive of transaction costs of $2.1 million. The malls include Ashland Town Center in Ashland, KY, Mesa Mall in Grand Junction, CO, Paddock Mall in Ocala, FL, and Southgate Mall in Missoula, MT. The Company funded the transaction using cash from sales of real estate assets and funds from the modification of an existing loan held by the Company.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statements of revenues and certain expenses from real estate operations (the "financial statements") have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the "SEC") for inclusion in a current report on Form 8-K/A of the Company, and with the provisions of Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations of the Acquired Malls for the periods presented as certain amounts, which may not be directly attributable to the future operations of the Acquired Malls, have been excluded. Such items include depreciation, amortization, interest expense, interest income and management fees to the previous manager.

The financial statement for the period from January 1, 2025 through June 30, 2025 is unaudited. However, in the opinion of the Company's management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair statement of this financial statement for the interim period on the basis described above have been included. The results for such interim period are not necessarily indicative of the results for the entire year.

Management of the Company is not aware of any other material factors relating to the Acquired Malls which would cause the reported financial statements not to be indicative of future operating results.

Use of Estimates

The preparation of the accompanying financial statements in accordance with accounting principles generally accepted in the United States requires management of the Company to make estimates and assumptions that in certain circumstances may affect the reporting and disclosure of revenues and certain expenses from real estate operations. Actual results could differ from those estimates.

Revenue Recognition

Rental Revenues

The majority of the Acquired Malls’ revenues are earned through the lease of space at the properties. All the Acquired Malls' leases with tenants for the use of space at the properties are classified as operating leases. Rental revenues include minimum rent, percentage rent, other rents and reimbursements from tenants for real estate taxes, insurance, common area maintenance ("CAM") and other operating expenses as provided in the lease agreements. Minimum rental revenue from operating leases is recognized on a straight-line basis over the initial terms of the related leases. Certain tenants are required to pay percentage rent if their sales volumes exceed thresholds specified in their lease agreements. Percentage rent is recognized as revenue when the thresholds are achieved and the amounts become determinable. The Acquired Malls receive reimbursements from tenants for real estate taxes, insurance, CAM and other recoverable operating expenses as provided in the lease agreements. Any tenant reimbursements that require fixed payments are recognized on a straight-line basis over the initial terms of the related leases, whereas any variable payments are recognized when earned in accordance with the tenant lease agreements. The option to extend or terminate the Acquired Malls' leases is specific to each underlying tenant lease agreement. Typically, the Acquired Malls' leases contain penalties for early termination.

Certain of the Acquired Malls' leases contain non-lease components (such as real estate taxes, insurance, CAM and other operating expenses) in addition to lease components. Services related to non-lease components are provided over the same period of time as, and billed in the same manner as, monthly lease component charges. The Acquired Malls elected to apply the practical expedient available under Accounting Standards Codification ("ASC") 842, Leases, for all classes of assets, to not segregate the lease components from the non-lease components when accounting for operating leases. Since the lease component is the predominant component under each of these leases, combined revenues from both the lease and non-lease components are accounted for in accordance with ASC 842 and reported as rental revenues in the Acquired Malls' financial statements.

Expense Recognition

Certain expenses from real estate operations represent the direct expenses of operating the Acquired Malls and consist primarily of property operating expenses, real estate taxes and maintenance and repairs expense that are expected to continue in the ongoing operations of the Acquired Malls.

Note 3 - Revenues

The components of rental revenues are as follows (in thousands):

	Six Months Ended June 30, 2025 (Unaudited)	Year Ended December 31, 2024
Fixed lease payments	$16,024	$32,740
Variable lease payments	2,727	5,035
Total rental revenues	$18,751	$37,775

The undiscounted future fixed lease payments to be received under the Acquired Malls' operating leases as of June 30, 2025, are as follows (in thousands):

Years Ending December 31,
2025 (1)	$15,835
2026	26,366
2027	19,595
2028	15,666
2029	12,016
2030	8,681
Thereafter	20,742
Total undiscounted lease payments	$118,901
(1)
Reflects rental payments for the period July 1, 2025 to December 31, 2025.

Note 4 - Tenant Concentration Risk

To the extent the Acquired Malls have a significant concentration of revenues from any single tenant, the inability of that tenant to make its payment could have an adverse effect on the Acquired Malls. No single tenant comprised over 10% of the Acquired Malls' total revenues for both the six months ended June 30, 2025 (unaudited) and the year ended December 31, 2024.

Note 5 - Commitments and Contingencies

The Acquired Malls are not involved in any material litigation nor, to management of the Company's knowledge, was any material litigation threatened against the Acquired Malls.

Note 6 - Subsequent Events

Management of the Company evaluated events and transactions that occurred after June 30, 2025 up through October 6, 2025, the date these financial statements were available to be issued and noted no items requiring adjustment or additional disclosure.

Item 9.01 (b)

CBL & Associates Properties, Inc.

Unaudited Pro Forma Consolidated Financial Statements

The unaudited pro forma condensed financial information below has been prepared to illustrate the effect of CBL & Associates Properties, Inc.'s (the "Company") acquisition of four enclosed regional malls (the "Acquired Malls"), which was consummated on July 29, 2025, for approximately $178.9 million, exclusive of transaction costs of $2.1 million. The malls include Ashland Town Center in Ashland, KY, Mesa Mall in Grand Junction, CO, Paddock Mall in Ocala, FL, and Southgate Mall in Missoula, MT. The Company funded the transaction using cash from sales of real estate assets and funds from the modification of an existing loan, discussed below.

Concurrently with the transaction close, the Company completed a modification and extension of its existing $333.0 million non-recourse open-air centers and outparcels loan with Beal Bank USA, which was scheduled to initially mature in June 2027, with one, two-year extension option. The loan was modified to include the acquisition properties, increasing the principal balance by $110.0 million to approximately $443.0 million and providing for a seven-year term, comprised of an initial maturity in October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The interest rate on the full principal balance will convert to the floating rate after the initial term.

The unaudited pro forma consolidated balance sheet as of June 30, 2025 is presented as if the acquisition of the Acquired Malls and the related loan modification had occurred on June 30, 2025.

The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2025 and the year ended December 31, 2024, are presented as if the acquisition of the Acquired Malls and the related loan modification had occurred on January 1, 2024.

The following unaudited pro forma consolidated financial statements have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the financial statements of the Company and notes thereto presented in the Company's quarterly report on Form 10-Q for the six months ended June 30, 2025 and annual report on Form 10-K for the year ended December 31, 2024. The unaudited pro forma consolidated balance sheet and statements of operations are not necessarily indicative of what the actual financial position and operating results would have been had the acquisition of the Acquired Malls and the related loan modification occurred on June 30, 2025 and January 1, 2024, respectively, nor are they indicative of the future operating results of the Company. In addition, as the Acquired Malls will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under securities 856-860 of the Internal Revenue Code of 1986) for federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

CBL & Associates Properties, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of June 30, 2025

(in thousands)

	The Company Historical (1)	Acquired Malls		The Company Pro Forma
ASSETS
Real estate assets:
Land	$581,751	$35,489	(2)	$617,240
Buildings and improvements	1,485,745	119,884	(2)	1,605,629
	2,067,496	155,373		2,222,869
Accumulated depreciation	(314,093)	—		(314,093)
	1,753,403	155,373		1,908,776
Held-for-sale	33,134	—		33,134
Developments in progress	7,757	—		7,757
Net investment in real estate assets	1,794,294	155,373		1,949,667
Cash and cash equivalents	100,325	(68,487)	(3)	31,838
Restricted cash	104,171	—		104,171
Available-for-sale securities - at fair value (amortized cost of $187,764 as of June 30, 2025)	187,662	—		187,662
Receivables:
Tenant	35,648	—		35,648
Other	1,484	—		1,484
Investments in unconsolidated affiliates	84,434	—		84,434
In-place leases, net	148,572	22,545	(2)	171,117
Intangible lease assets and other assets	146,417	15,271	(2)	161,688
	$2,603,007	$124,702		$2,727,709
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,139,776	$107,580	(4)	$2,247,356
Accounts payable and accrued liabilities	185,718	18,903	(2)	204,621
Total liabilities	2,325,494	126,483		2,451,977
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 30,935,677 issued and outstanding as of June 30, 2025 (excluding 34 treasury shares)	31	—		31
Additional paid-in capital	699,150	—		699,150
Accumulated other comprehensive loss	(12)	—		(12)
Accumulated deficit	(409,782)	(1,781)	(5)	(411,563)
Total shareholders' equity	289,387	(1,781)		287,606
Noncontrolling interests	(11,874)	—		(11,874)
Total equity	277,513	(1,781)		275,732
	$2,603,007	$124,702		$2,727,709

(1)
Represents the unaudited consolidated balance sheet of the Company, as included in the Company's quarterly report on Form 10-Q for the period ended June 30, 2025.

(2)
Represents the acquisition of the four enclosed regional malls (the "Acquired Malls") as if it had occurred on June 30, 2025. The purchase price was approximately $179.7 million including acquisition costs. Additionally, the Company received a credit at closing related to a net working capital deficit of $2.7 million assumed by the Company. The purchase price allocation is based on the estimated fair values of the assets acquired and liabilities assumed. The following table details the allocation of the Acquired Malls purchase price (in thousands):

Land	$35,489
Building and improvements	119,884
In-place leases	22,545
Intangible lease assets and other assets:
Above-market leases	9,416
Deferred lease costs	6,232
Assumed working capital as of the acquisition date	2,352
Accounts payable and accrued liabilities:
Below-market leases	(13,825)
Assumed working capital as of the acquisition date	(5,078)
Total	$177,015

(3)
Represents acquisition and financing costs paid with cash on hand.
(4)
Represents $110.0 million of additional proceeds related to the modified open-air centers and outparcels loan, net of deferred financing costs of $2.4 million.
(5)
Represents expenses incurred related to the modified open-air centers and outparcels loan.

CBL & Associates Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2025

(in thousands, except per share data)

	The Company Historical (1)	Acquired Malls (2)	Pro Forma Adjustments		The Company Pro Forma
REVENUES:
Rental revenues	$273,813	$18,751	$862	(3)	$293,426
Management, development and leasing fees	2,674	—	—		2,674
Other	6,186	624	—		6,810
Total revenues	282,673	19,375	862		302,910
EXPENSES:
Property operating	(49,461)	(2,933)	—		(52,394)
Depreciation and amortization	(85,243)	—	(6,107)	(4)	(91,350)
Real estate taxes	(30,758)	(1,174)	—		(31,932)
Maintenance and repairs	(23,838)	(710)	—		(24,548)
General and administrative	(35,895)	—	—		(35,895)
Loss on impairment	(1,457)	—	—		(1,457)
Other	(30)	—	—		(30)
Total expenses	(226,682)	(4,817)	(6,107)		(237,606)
OTHER INCOME (EXPENSES):
Interest and other income	6,632	—	—		6,632
Interest expense	(88,184)	—	(4,246)	(5)	(92,430)
Loss on extinguishment of debt	(217)	—	—		(217)
Gain on sales of real estate assets	22,871	—	—		22,871
Income tax benefit	102	—	—		102
Equity in earnings of unconsolidated affiliates	13,350	—	—		13,350
Total other expenses, net	(45,446)	—	(4,246)		(49,692)
Net income	10,545	14,558	(9,491)		15,612
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(8)	—	—		(8)
Other consolidated subsidiaries	1,011	—	—		1,011
Net income attributable to the Company	11,548	14,558	(9,491)		16,615
Earnings allocable to unvested restricted stock	(769)	—	—		(769)
Net income attributable to common shareholders	$10,779	$14,558	$(9,491)		$15,846
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$0.35				$0.52
Diluted earnings per share	0.35				0.52
Weighted-average basic shares	30,438				30,438
Weighted-average diluted shares	30,726				30,726

See accompanying footnotes to the unaudited pro forma consolidated statement of operations.

CBL & Associates Properties, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2024

(in thousands, except per share data)

	The Company Historical (1)	Acquired Malls (2)	Pro Forma Adjustments		The Company Pro Forma
REVENUES:
Rental revenues	$493,876	$37,775	$2,042	(3)	$533,693
Management, development and leasing fees	7,609	—	—		7,609
Other	14,076	1,219	—		15,295
Total revenues	515,561	38,994	2,042		556,597
EXPENSES:
Property operating	(90,052)	(6,009)	—		(96,061)
Depreciation and amortization	(140,591)	—	(14,560)	(4)	(155,151)
Real estate taxes	(47,365)	(2,197)	(71)	(6)	(49,633)
Maintenance and repairs	(37,732)	(1,333)	—		(39,065)
General and administrative	(67,254)	—	(1,710)	(6)	(68,964)
Loss on impairment	(1,461)	—	—		(1,461)
Litigation settlement	553	—	—		553
Other	(230)	—	—		(230)
Total expenses	(384,132)	(9,539)	(16,341)		(410,012)
OTHER INCOME (EXPENSES):
Interest and other income	15,713	—	—		15,713
Interest expense	(154,486)	—	(5,062)	(5)	(159,548)
Loss on extinguishment of debt	(819)	—	—		(819)
Gain on consolidation	26,727	—	—		26,727
Gain on sales of real estate assets	16,676	—	—		16,676
Income tax provision	(1,055)	—	—		(1,055)
Equity in earnings of unconsolidated affiliates	22,932	—	—		22,932
Total other expenses, net	(74,312)	—	(5,062)		(79,374)
Net income	57,117	29,455	(19,361)		67,211
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(4)	—	—		(4)
Other consolidated subsidiaries	1,857	—	—		1,857
Net income attributable to the Company	58,970	29,455	(19,361)		69,064
Earnings allocable to unvested restricted stock	(1,206)	—	(202)		(1,408)
Net income attributable to common shareholders	$57,764	$29,455	$(19,563)		$67,656
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$1.87				$2.19
Diluted earnings per share	1.87				2.19
Weighted-average basic shares	30,905				30,905
Weighted-average diluted shares	30,962				30,962

(1)
Represents the unaudited consolidated statement of operations of the Company for the six months ended June 30, 2025, as included in the Company's quarterly report on Form 10-Q for the period ended June 30, 2025, and the audited consolidated statement of operations for the year ended December 31, 2024, as included in the Company's annual report on Form 10-K for the year ended December 31, 2024.
(2)
Represents the Acquired Malls' statements of revenues and certain expenses from real estate operations for the six months ended June 30, 2025 and for the year ended December 31, 2024, as prepared in compliance with the provisions of Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended.
(3)
Represents estimated straight-line rent adjustments and amortization of above- and below-market lease amortization based on the purchase price allocation, as well as the exclusion of straight-line rents included within the Acquired Malls' historical statements of revenues and certain expenses from real estate operations for the six months ended June 30, 2025 and for the year ended December 31, 2024.
(4)
Depreciation is computed on a straight-line basis over estimated lives of 30 years for buildings, 10 to 20 years for certain improvements and 5 to 10 years for equipment and fixtures. Tenant improvements are capitalized and depreciated on a straight-line basis over the term of the related lease. Lease-related intangibles from acquisitions of real estate assets are generally amortized over the remaining terms of the related leases. The amortization of above- and below-market leases is recorded as an adjustment to rental revenue, while the amortization of all other lease-related intangibles is recorded as amortization expense.

(5)
Represents the adjustment to interest expense as if the modified open-air centers and outparcels loan was put in place on January 1, 2024. The loan was modified to include the Acquired Malls, increasing the principal balance by $110.0 million to $443.0 million and extending the initial maturity through October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The interest rate on the full principal balance will convert to the floating rate after the initial term (in thousands):

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Interest expense	$4,675	$6,006
Deferred financing cost amortization	(429)	(944)
Total	$4,246	$5,062

(6)
Represents expenses incurred related to the modified open-air centers and outparcels loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & Associates Properties, Inc.

Date:	October 6, 2025	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer